Exhibit 99.1

EaglePicher Holdings, Inc. and EaglePicher Incorporated

Contact:
Tom Pilholski, (602) 794-9600

EAGLEPICHER HOLDINGS, INC. ANNOUNCES SECOND QUARTER AND FIRST
SIX MONTHS OF 2004 FINANCIAL RESULTS AND TIMING OF Q2 EARNINGS
CONFERENCE CALL

     PHOENIX, Arizona, July 14, 2004 – EaglePicher Holdings, Inc. announces its second quarter and first six months of 2004 financial results and the filing of its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission (SEC). Included in this press release is a summary discussion of Sales, Earnings and Cash Flows. We have also included a copy of our balance sheet, income statement and statement of cash flows. To obtain a more detailed discussion of our financial condition and results of operations, see the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Q, which has been filed with the SEC and can be obtained at www.sec.gov. You can also obtain a copy of our Form 10-Q by visiting our web site at www.eaglepicher.com under About EaglePicher / Investor Relations/ SEC Filings/ Form 10-Q Second Quarter 2004.

     Second Quarter and First Six Months of 2004 Results

     Sales

     Net sales increased $14.5 million, or 8.4%, to $186.4 million in the second quarter of 2004 from $171.9 million in the second quarter of 2003, and increased $16.8 million, or 5.0%, to $350.2 million in the first six months of 2004 from $333.4 million in the first six months of 2003.

     The sales increase in the second quarter of 2004 was primarily driven by a $10.2 million, or 29.9%, increase in our Technologies Business Unit’s Power Group Segment related to higher volumes and improved pricing in our defense and space businesses, as well as additional shipments of our EaglePicher Horizon Batteries that resulted in revenue of $1.2 million. In addition, the increase was driven by a $4.9 million, or 20.9%, increase in our Automotive Business Unit’s Wolverine Segment primarily due to a 17.5% volume increase.

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     The sales increase in the first six months of 2004 was primarily driven by an $18.0 million, or 27.2%, increase in our Technologies Business Unit’s Power Group Segment related to higher volumes and improved pricing in our defense and space businesses, as well as shipments of our EaglePicher Horizon Batteries that resulted in revenue of $2.2 million. In addition, the increase was driven by an $8.2 million, or 18.8%, increase in our Automotive Business Unit’s Wolverine Segment, primarily due to a 13.8% volume increase. These increases were partially offset by a $6.2 million, or 3.8%, decrease in our Automotives Business Unit’s Hillsdale Segment, due to reduced pricing and the phase-out of three specific programs, and a $5.4 million, or 37.9% decrease in our Technologies Business Unit’s Specialty Materials Group Segment.

     Earnings

     Operating income decreased $5.5 million, or 27.2%, to $14.6 million in the second quarter of 2004 from $20.1 million in the second quarter of 2003, and decreased $8.3 million, or 27.2%, to $22.2 million in the first six months of 2004 from $30.5 million in the first six months of 2003. These changes were primarily the result of the following favorable/ (unfavorable) items (in million of dollars):

	Second	First Six
	Quarter	Months
	of 2004	of 2004
a. Gross margin dollars	$0.6	$1.9
b. Selling and administrative expenses	(1.1)	(3.9)
c. Depreciation and amortization	0.7	2.0
d. Insurance related gains in 2003	(5.7)	(5.7)
e. Loss from divestitures in 2004	—	(2.6)

	$(5.5)	$(8.3)

     Gross margin dollars increased as a result of (a) higher volumes in our Technologies Business Unit (b) higher volumes and favorable foreign currency in our Filtration and Minerals and Wolverine Segments, partially offset by (a) increased steel costs and plant closure costs in our Wolverine Segment (b) increased commodity costs in our Filtration and Minerals Segment, (c) lower average selling prices, plant restructuring, and China sourcing start-up costs in our Hillsdale Segment, and (d) the reduced margin booking rate on a specific long-term defense

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contract in our Technologies Business Unit’s Power Group Segment primarily due to additional cost and short-term production inefficiencies related to an accelerated increase in production volumes and capacity.

     Selling and administrative expenses have increased primarily due to higher selling and management infrastructure costs to support various growth initiatives in our Power Group Segment, including the operations of our newly consolidated 62% owned venture, EaglePicher Horizon Batteries, as well as costs to support our global sourcing initiatives, primarily in China, in our Hillsdale Segment.

     Cash Flows and Net Debt

     Our net debt (total debt on the balance sheet plus the obligations of our asset-backed securitization less cash on our balance sheet) increased $38.3 million to $392.9 million at May 31, 2004 from $354.6 at November 30, 2003. The increase was primarily due to the following sources/ (uses) of cash:

a.	$20.7 million from proceeds received from the sale of our Environmental Sciences & Technology business.

b.	($11.6) million decrease in accounts payable primarily related to changes in payment terms with three specific vendors, largely due to changed market conditions in the steel market.

c.	($8.8) million increase in inventories primarily related to an inventory build in our Hillsdale Segment to support plant and sourcing restructurings, and increases in our Wolverine Segment and Power Group Segment to support their sales growth.

d.	($16.0) million increase in receivables primarily due to (a) the funding of working capital in our newly controlled venture, EaglePicher Horizon Batteries and (b) increases in days sales outstanding in the second quarter of 2004 compared to the fourth quarter of 2003.

e.	($12.0) million increase in production on long-term defense contracts where costs are incurred before shipments or milestone billings are made and collected. This was primarily driven by (a) 29.9% increase in our Power Group Segment’s revenues in the second quarter of 2004, and (b) recently incurred production bottlenecks in the later stages of certain defense contracts which have resulted in the delay of certain shipments to customers. We expect these bottlenecks to be somewhat eliminated in the second half of 2004.

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f.	($20.8) million for capital expenditures.

g.	($3.5) million for the purchase of a controlling interest in EaglePicher Horizon Batteries, LLC. We now have a 62% controlling interest in this venture.

     Q2 2004 Earnings Conference Call

     On Thursday July 29, 2004, EaglePicher will also host a conference call to discuss its progress and performance for the quarter and the outlook for the future, followed by a question and answer session. The conference call, which may include forward looking statements, is scheduled to begin at 11:00 am Eastern Time (8:00 am Pacific). The conference call may be accessed by dialing (888) 288-0246 or +1 (706) 679-3901 for international callers a few minutes prior to the scheduled start time. Callers should ask for the EaglePicher Second Quarter Investor Call hosted by Tom Scherpenberg, Vice President and Treasurer. A copy of the presentation materials will also be available on our internet web site prior to the start of the call at www.eaglepicher.com under About EaglePicher / Investor Relations / Presentations / Q2 2004 Investor Call Presentation. A replay of the conference call will be available following the call. The replay can be accessed by dialing (800) 642-1687 or +1 (706) 645-9291 for international callers. The conference ID number for the replay is 8364995.

     Reconciliation of Net Debt to our GAAP Financial Measure

     The following is a reconciliation of our Net Debt to our GAAP balance sheet as of November 30, 2003 and May 31, 2004 (in millions of dollars):

	November 30,	May 31,
	2003	2004
Current portion of debt on our balance sheet	$13.3	$12.7
Long-term portion of debt on our balance sheet	408.6	392.7
Obligations of our accounts receivable asset- backed securitization	—	21.7
Cash on our balance sheet	(67.3)	(34.2)

Net debt	$354.6	$392.9

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EaglePicher Incorporated, founded in 1843 and headquartered in Phoenix, Arizona, is a diversified manufacturer and marketer of innovative, advanced technology and industrial products and services for space, defense, environmental, automotive, medical, filtration, pharmaceutical, nuclear power, semiconductor and commercial applications worldwide. The company has 4,000 employees and operates more than 30 plants in the United States, Canada, Mexico, the U.K. and Germany. Additional information on the company is available on the Internet at www.eaglepicher.com.

EaglePicher Holdings, Inc. is the parent of EaglePicher Incorporated. EaglePicher™ is a trademark of EaglePicher Incorporated.

This news release contains statements that, to the extent that they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to maintain existing relationships with customers, demand for our products, our ability to successfully implement productivity improvements and/or cost reduction initiatives; and our ability to develop, market and sell new products, our ability to obtain raw materials, increased government regulation or changing regulatory policies resulting in higher costs and/or restricting output, increased price competition, currency fluctuations, general economic conditions, acquisitions and divestitures, technological developments and changes in the competitive environment in which we operate, as well as factors discussed in our filings with the U.S. Securities and Exchange Commission.

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EaglePicher Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

November 30, 2003 and May 31, 2004
(unaudited) (in thousands of dollars)

	2003	2004
ASSETS
Current Assets:
Cash and cash equivalents	$67,320	$34,168
Receivables, net	23,895	32,422
Retained interest in EaglePicher Funding Corporation, net	63,335	50,202
Costs and estimated earnings in excess of billings	28,433	39,697
Inventories	51,532	60,475
Assets of discontinued operations	16,842	—
Prepaid expenses and other assets	10,394	10,359
Deferred income taxes	8,526	8,526

	270,277	235,849
Property, Plant and Equipment, net	150,814	152,251
Goodwill	152,040	161,676
Prepaid Pension	56,891	56,981
Other Assets, net	33,516	31,371

	$663,538	$638,128

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$88,542	$77,480
Current portion of long-term debt	13,300	12,746
Compensation and employee benefits	15,701	11,568
Billings in excess of costs and estimated earnings	2,098	1,381
Accrued divestiture reserve	9,297	6,464
Liabilities of discontinued operations	1,994	480
Other accrued liabilities	32,760	30,334

	163,692	140,453
Long-term Debt, net of current portion	408,570	392,667
Postretirement Benefits Other Than Pensions	17,418	17,190
Other Long-Term Liabilities	9,649	14,744
11.75% Cumulative Redeemable Exchangeable Preferred Stock.	154,416	162,754

	753,745	727,808

Commitments and Contingencies
Shareholders’ Equity (Deficit):
Common stock	10	10
Additional paid-in capital	92,810	92,810
Accumulated deficit	(184,543)	(184,921)
Accumulated other comprehensive income	1,516	2,421

	(90,207)	(89,680)

	$663,538	$638,128

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EaglePicher Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Three and Six Months Ended May 31, 2003 and 2004
(unaudited) (in thousands of dollars, except share and per share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2003	2004	2003	2004
Net Sales	$171,886	$186,410	$333,381	$350,170

Operating Costs and Expenses:
Cost of products sold (exclusive of depreciation)	130,629	144,584	256,482	271,368
Selling and administrative	16,093	17,205	30,221	34,074
Depreciation and amortization	10,826	10,006	21,850	19,883
Insurance related gains	(5,736)	—	(5,736)	—
Loss from divestitures	—	—	—	2,600

	151,812	171,795	302,817	327,925

Operating Income	20,074	14,615	30,564	22,245
Interest expense	(7,742)	(9,204)	(15,531)	(17,810)
Preferred stock dividends accrued	—	(4,169)	—	(8,338)
Other income (expense), net	(251)	580	73	287

Income (Loss) from Continuing Operations Before Taxes	12,081	1,822	15,106	(3,616)
Income taxes	1,150	893	2,046	1,266

Income (Loss) from Continuing Operations	10,931	929	13,060	(4,882)
Discontinued Operations:
Loss from operations of discontinued businesses, net of zero (benefit) provision for income taxes	(267)	(126)	(1,228)	(53)
Gain (loss) on disposal of discontinued businesses, net of $600 benefit from income taxes in 2003 and zero in 2004	(2,978)	4,619	(2,978)	4,557

Net Income (Loss)	7,686	5,422	8,854	(378)
Preferred stock dividends accreted or accrued	(4,169)	—	(8,106)	—

Income (Loss) Applicable to Common Shareholders	$3,517	$5,422	$748	$(378)

Basic and Diluted Net Income (Loss) per Share Applicable to Common Shareholders:
Income (Loss) from Continuing Operations	$7.09	$0.93	$5.26	$(4.88)
Income (loss) from Discontinued Operations	(3.40)	4.49	(4.47)	4.50

Net Income (Loss)	$3.69	$5.42	$0.79	$(0.38)

Weighted Average Number of Common Shares	953,667	1,000,000	942,083	1,000,000

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EaglePicher Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six-Months Ended May 31, 2003 and 2004
(unaudited) (in thousands of dollars)

	2003	2004
Cash Flows From Operating Activities:
Net income (loss)	$8,854	$(378)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	23,416	20,959
Preferred stock dividends accrued	—	8,338
Loss (gain) on disposal of discontinued businesses	2,978	(4,557)
Insurance gain	(5,736)	—
Deferred income taxes	—	500
Changes in assets and liabilities:
Sale of receivables, net.	(20,250)	21,679
Receivables and retained interest in EaglePicher Funding Corporation, net.	(933)	(15,970)
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings, net	(3,359)	(11,981)
Inventories	(2,107)	(8,802)
Accounts payable	(3,048)	(11,588)
Accrued liabilities	(12,612)	(10,759)
Other, net	38	124

Net cash used in operating activities	(12,759)	(12,435)

Cash Flows From Investing Activities:
Proceeds from the sale of property and equipment, and other, net	1,155	130
Capital expenditures	(8,544)	(20,765)
Acquisition of majority interest in EaglePicher Horizon Batteries LLC	—	(3,500)

Net cash used in investing activities	(7,389)	(24,135)

Cash Flows From Financing Activities:
Reduction of long-term debt	(8,463)	(16,524)
Net borrowings under revolving credit agreements	5,500	—
Proceeds from issuance of treasury stock	903	—

Net cash used in financing activities	(2,060)	(16,524)

Net cash (used in) provided by discontinued operations	(170)	20,733

Effect of Exchange Rates on Cash	4,364	(791)

Net Decrease in Cash and Cash Equivalents	(18,014)	(33,152)
Cash and Cash Equivalents, beginning of period	31,522	67,320

Cash and Cash Equivalents, end of period	$13,508	$34,168

Supplemental Cash Flow Information:
Interest paid	$18,008	$19,112

Income taxes paid (refunded), net	$(4,282)	$644

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